Exhibit 10.3

GUARANTY AGREEMENT

This GUARANTY AGREEMENT (“Agreement”) is entered into as of the 10 day of August 2007, by David Skjaerlund, whose address is 3755 North M-52, Owosso, MI 48867 (“Guarantor”), to and for the benefit of ICM, Inc., a Kansas Corporation, whose address is 310 North First Street, Colwich, ,KS 67030 (“ICM”) and its successors and/or assigns.

W I T N E S S E T H:

WHEREAS, ICM proposes to make a loan to Liberty Renewable Fuels, LLC, a Delaware limited liability company (“Borrower”), in the amount of $10,000,000.00 (“Loan”), to be evidenced by an Revolving Promissory Note (“Note”), which Note is to be secured by a Real Estate Mortgage (“Mortgage”), all of even date herewith, together with the Loan and Security Agreement (“Loan Agreement”) and such other loan and security documents as may be required by ICM, and identified on the records of ICM (all of said documents being hereinafter sometimes referred to as the “Loan Documents”);

WHEREAS, it is a condition precedent to the making of the Loan by ICM that Guarantor enters into this Agreement;

WHEREAS, Borrower has executed and delivered the Loan Documents to ICM; and

WHEREAS, Guarantor, as a person affiliated with Borrower, will materially benefit from ICM’s making of the Loan to Borrower.

NOW, THEREFORE, in order to induce ICM to make the Loan and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor hereby covenants and agrees with ICM as follows:

Article 1: Guaranty Obligations

A. Guarantor hereby absolutely and unconditionally guarantees to and agrees with ICM, its successors, transferees and assigns, (i) the due and timely performance of all of Borrower’s obligations under the Loan Documents, (ii) the due and timely payment of all amounts due under the Note and the Loan Documents, whether upon acceleration or otherwise, (iii) the due and timely performance of all of Borrower’s indemnifications under the Loan Documents, and (iv) the due and timely payment of all costs and expenses paid or incurred by ICM, including reasonable attorney fees, in the enforcement of the Loan Documents against Borrower or this Guaranty against Guarantor (collectively, the “Obligations”).

B. The Loan Documents secured thereby are hereby made a part of this Guaranty by reference thereto with the same force and effect as if fully set forth herein.

C. Until payment in full of the indebtedness evidenced by the Note and all other obligations in the Loan Agreement, Guarantor shall not be released from any liability with respect to the indebtedness evidenced by the Note (for which the Borrower and Guarantor shall be, jointly and severally, personally liable as provided herein and in the Note) or the Obligations contained herein or obligations contained in the Loan Documents by any act or thing which might, but for the provision of this Guaranty, be deemed a legal or equitable discharge of the surety, or by reason of any waiver, extension, modification, forbearance or delay of ICM, its successors, transferees or assigns, or its or their failure to proceed promptly or otherwise, Guarantor hereby expressly waives and surrenders any defense to his liability hereunder based upon any of the foregoing acts, things, agreements or waivers of any of them.

Article 2: General Terms and Conditions

A. Personal Liability of Guarantor

1. The Obligations set forth herein shall arise immediately upon the execution of this Agreement and this Agreement shall be deemed accepted and become absolute, unconditional and irrevocable upon the execution of this Agreement. Notwithstanding anything to the contrary in this Agreement, the Obligations of Guarantor hereunder shall be (a) enforceable against Guarantor, as provided herein, and (b) enforceable without ICM first resorting to any other security or collateral securing the Loan or any other assets owned by Borrower and/or Guarantor.

2. Guarantor represents and warrants to ICM that the Loan Documents executed in support thereof and other related supporting documents are all duly authorized and are all legal, valid and binding instruments enforceable against Borrower and Guarantor according to their terms.

3. The liability of Guarantor hereunder shall be not be affected by: (a) any amendment or modification of the provisions of the Loan Documents or any other instruments; (b) any extensions of time for performance required thereby; (c) the invalidation of any payments by Guarantor, and/or Borrower as being fraudulent or preferential under applicable bankruptcy law, common law, any statute or in equity; (d) the failure by ICM to properly effect, perfect or enforce with respect to any collateral under the Loan Documents; and (e) the release of Borrower and/or Guarantor, from performance or observance of any of the agreements, covenants, terms or conditions contained in any of said instruments by operation of law (whether made with or without notice to Borrower and/or Guarantor). Guarantor does hereby covenant that he will cause Borrower to maintain and preserve the enforceability of the Loan Documents aforesaid as the same may be modified and will not permit Borrower to take or fail to take any action of any kind which might allow Borrower and/or Guarantor to raise any defense to his Obligations hereunder. Guarantor hereby agrees to indemnify, defend and hold ICM harmless against all liability, loss, damage, cost or expense (including, without limitation, attorney fees) by reason of the assertion by Borrower and/or Guarantor of any defense to his Obligations under the Loan Documents or the assertion by Borrower and/or Guarantor, of any defense to their Obligations hereunder or under the Loan Documents based upon any action or inaction of Borrower, Guarantor or otherwise. Guarantor waives any right to cause a marshalling of Borrower’s and/or Guarantor’s assets or to cause ICM to proceed against Borrower and/or any Guarantor in any particular order and agrees that any payments required to be made hereunder shall become due on demand in accordance with the terms hereof, immediately upon the happening of a default under any of the Loan Documents; and Guarantor expressly waives and relinquishes all rights and remedies accorded by applicable law to guarantors. Guarantor further waives any defenses which the may have with respect to any deficiency established by ICM as to the amount of the Loan or with respect to any amount bid by ICM, its successors or assigns or any third party at any foreclosure sale.

4. ICM may proceed directly against Borrower and/or Guarantor, jointly and severally, in the event that Borrower defaults in the payment of any principal and/or interest or in the performance of any other obligations evidenced by the Loan Documents, without resort to any other person, entity or to the assets of Borrower, or other security held by ICM, but said proceedings against Borrower and/or Guarantor shall not in any sense release such other person, entity, asset or security held by ICM.

5. Guarantor grants to ICM a lien upon and right of setoff against any and all deposits, sums, credits and any and all other property of Guarantor now or at any time whatsoever with, or in the possession of, ICM or in transit to ICM as security for any and all obligations of Guarantor to ICM.

6. Guarantor hereby acknowledges acceptance by ICM of this Agreement and waives all suretyship defenses and notices, notice of acceptance hereof, notice of the amount of any sums owed by Borrower to ICM from time to time, notice of advance or change in Borrower’s financial condition or of any other fact which might increase Guarantor’s risk, and all other notices hereunder, including notices of demand, presentment and/or protest, default or nonpayment, and consent to any and all extensions or renewals made for or on account of the Loan Documents, without releasing or discharging the Guarantor in any way hereunder. Guarantor further waives all rights by statute or otherwise to require ICM to institute suit against Borrower or to exhaust its rights and remedies against Borrower, Guarantor being bound to the payment of all obligations of Borrower to ICM as fully as if such obligations were directly owed to ICM by Guarantor. Guarantor further waives any defense arising by reason of any disability, or other defense of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower. No delay on the part of ICM in exercising any rights, powers or privileges under the Note, the Mortgage, Loan Documents, this Agreement or any other documents executed by Borrower or Guarantor shall operate as a waiver of any such right, power or privilege.

B. General

1. Guarantor waives any right to require that any action be first brought against any other person or party or to require that resort be had to any security or to any balance of any deposit or credit on the books of ICM in favor of Borrower or any other person or party prior to ICM exercising any rights hereunder. Guarantor specifically waives all rights of subrogation that he may now or hereafter have as to Borrower or to any other guarantor and specifically agrees that all indebtedness and obligations at any time due Guarantor from Borrower or due to Guarantor from another guarantor are and shall be subordinate to all indebtedness and obligations owed to ICM under the Loan Documents and/or this Agreement.

2. Guarantor shall pay all reasonable expenses incurred by ICM in connection with enforcement of its rights under this Agreement, as well as court costs, collection charges and reasonable attorneys’ fees and disbursements. To the extent Borrower makes a payment or payments to ICM, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required, for any of the foregoing reasons or for any other reason, to be repaid or paid over to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or rule of equity, then to the extent of such payment or repayment, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made and Guarantor shall remain liable for such obligation. Guarantor shall pay any principal, interest, prepayment premiums, reasonable costs, reasonable expenses and reasonable attorney fees which are due under the Loan Documents regardless of whether such amounts accrue pre petition or post petition after the filing for any voluntary or involuntary bankruptcy or reorganization relief by or against Borrower under any state or federal laws.

3. Any and all present and future debts and obligations of Borrower to Guarantor not previously assigned to others as of the date hereof are hereby waived and postponed in favor of, and subordinated to the full payment of the obligations by Borrower to ICM. As security for this Agreement, Guarantor hereby assigns to ICM, subject to any currently existing prior assignments, all claims of any nature which he may now or hereafter have against Borrower.

4. Guarantor agrees that the liability of Guarantor under this Agreement shall be immediate and shall not be contingent upon the exercise or enforcement by ICM of whatever remedies it may have against Borrower or others or the enforcement of any lien or realization upon any security ICM may at any time possess.

5. This Agreement is a primary, independent and original obligation of Guarantor and is an unconditional, continuing and irrevocable guaranty of payment and performance and not a guaranty of collection and shall remain in full force and effect without respect to future changes in conditions, including change of law or any invalidity or irregularity with respect to the issuance of any obligations of Borrower to ICM or with respect to the execution and delivery of any agreement between Borrower and ICM.

6. ICM shall have the right to seek recourse against Guarantor to the full extent provided for herein and in any other document or instrument evidencing obligations of Guarantor to ICM, and against Borrower to the full extent provided for in the Loan Agreement or other agreement between ICM and Borrower. No election to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of ICM’s right to proceed in any other form of action or proceeding, or against other parties, unless ICM has expressly waived such right in writing. Guarantor is fully aware of the financial condition of Borrower. Guarantor delivers this Agreement based solely upon his own independent investigation and not upon any representation or statement of ICM with respect thereto. Guarantor is in a position to and hereby assumes full responsibility for obtaining any additional information concerning Borrower’s financial condition as Guarantor may deem material to his obligations hereunder and Guarantor is not relying upon, nor expecting ICM to furnish him any information concerning Borrower’s financial condition. By acceptance hereof, Guarantor hereby knowingly accepts the full range of risk encompassed within a contract of “continuing guaranty,” which risk includes, without limitation, the possibility that Borrower will contract additional indebtedness for which Guarantor will be liable hereunder after Borrower’s financial condition or ability to pay its lawful debts when they fall due has deteriorated.

7. Any suit, action or proceeding against Borrower or Guarantor with respect to this Agreement, the Note, Loan Agreement or Loan Documents, and any judgment entered by any court in respect thereto, may be brought in the courts of the State of Kansas, County of Sedgwick, the United States Courts located in the State of Kansas, or the appropriate courts in the State of Michigan, as ICM may select in its sole discretion, and Guarantor hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action, or proceeding. Guarantor hereby irrevocably consents to the service of process of any suit, action or proceeding in said courts by registered or certified mail, postage prepaid to the addresses as set forth above. Guarantor hereby irrevocably waives any objections which may now or hereafter arise in the laying of venue of any suit, action, or proceeding arising out of or relating to this Agreement, the Note, Loan Agreement or Loan Documents, brought in such courts and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in such courts has been brought in an inconvenient forum. Borrower hereby further irrevocably waives any right now existing or that may hereafter arise to a jury in connection with any suit, action or proceeding arising out of or relating to this Agreement, the Note, Loan Agreement or Loan Documents.

8. This Agreement shall be binding upon and inure to the benefit of the parties hereto (including any holders of the Note) and their respective successors, assigns, heirs and legal representatives.

9. This Agreement together the Loan Documents contains the entire agreement between the parties and cannot be changed, modified, waived or cancelled except by an agreement in writing executed by the parties hereto.

10. This Agreement shall be governed and construed in accordance with the laws of the State of Kansas. If any provisions of this Agreement are in conflict with any statute or applicable rule of law, or are otherwise unenforceable for any reason whatsoever, such provisions shall be deemed null and void to the extent of such conflict or unenforceability but shall be deemed separate from and shall not invalidate any other provision of this Agreement.

11. This Agreement may be executed in any number of counterparts, each of which shall, for all purposes, constitute an original and all of which taken together shall constitute one and the same agreement.

12. THIS GUARANTY IS FREELY AND VOLUNTARILY GIVEN TO ICM BY GUARANTOR WITHOUT ANY DURESS OR COERCION, AND AFTER GUARANTOR HAS EITHER CONSULTED WITH COUNSEL OR BEEN GIVEN AN OPPORTUNITY TO DO SO AND GUARANTOR HAS CAREFULLY AND COMPLETELY READ ALL OF THE TERMS AND PROVISIONS OF THIS GUARANTY.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above set forth.

“Guarantor”

David Skjaerlund, individually

STATE OF Michigan	)
) ss:
COUNTY OF Grand Traverse	)

The foregoing agreement was acknowledged before me this 10th day of August 2007 by David Skjaerlund, individually.

Notary Public	, County of

My Commission Expires:

(SEAL)

SABRINA GAYLORD NOTARY PUBLIC GRAND TRAVERSE COUNTY, MICHIGAN ACTING IN GRAND TRAVERSE COUNTY MY COMMISSION EXPIRES: MARCH 11, 2008

6